As filed with the Securities and Exchange Commission on March 20, 1997

                                                      Registration No. 333-22193

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                        PRE-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                               VIDEO UPDATE, INC.
                               ------------------

             (Exact name of registrant as specified in its charter)

            DELAWARE                                           41-1461110
            --------                                           ----------
  (State or other jurisdiction                               (IRS Employer
of incorporation or organization)                          Identification No.)

                    DANIEL A. POTTER, CHIEF EXECUTIVE OFFICER
                               VIDEO UPDATE, INC.
                             3100 WORLD TRADE CENTER
                             30 EAST SEVENTH STREET
                            ST. PAUL, MINNESOTA 55101
                                 (612) 222-0006
                                 --------------
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                              executive offices and
            name, address and telephone number of agent for service)


                                   COPIES TO:

                          LAWRENCE H. GENNARI, ESQUIRE
                           O'CONNOR, BROUDE & ARONSON
                          950 WINTER STREET, SUITE 2300
                          WALTHAM, MASSACHUSETTS 02154
                                 (617) 890-6600
                                 --------------

         Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|







                         CALCULATION OF REGISTRATION FEE

                                                     Proposed             Proposed
Title of Each Class                                  Maximum              Maximum                Amount of
of Securities to Be        Amount to                 Offering Price       Aggregate              Registration
Registered                 Be Registered             per Unit (1)         Offering Price (1)     Fee
----------------------     -------------             ---------------      ------------------     ----------
Class A Common
  Stock, $.01 par
  value per share
  (the "Common
  Stock") (2) ........          70,106               $4.65625              $326,431.06           $98.92 (3)


(1) Estimated solely for calculation of the amount of the registration fee. All shares of Common Stock are being offered by the Selling Stockholders who are not restricted as to the price or prices at which such securities may be sold. Such securities are anticipated to be offered at prices approximating fluctuating market prices. Therefore, pursuant to Rule 457 of the Securities Act of 1933, as amended, the registration fee has been calculated based upon the average of $4.625 per share and $4.6875 per share, the closing bid and asked prices of the Company's Common Stock, respectively, on February 18, 1997, as reported by the NASDAQ National Market System Stock Market.

(2) Pursuant to Rule 416 also registered hereunder are such additional indeterminate number of shares of Common Stock that may become issuable pursuant to antidilution adjustments, stock splits, stock dividends and similar adjustments.


(3)      The registration fee was paid to the Commission on February 21, 1997.


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.







         Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.









                   SUBJECT TO COMPLETION, DATED MARCH 20, 1997
PROSPECTUS
                               VIDEO UPDATE, INC.
                     70,106 SHARES OF CLASS A COMMON STOCK,
                            $.01 PAR VALUE PER SHARE


         This Prospectus relates to 70,106 shares of Class A Common Stock, $.01 par value per share (the "Class A Common Stock" or the Common Stock"), of Video Update, Inc., a Delaware corporation (the "Company"), for reoffer or resale from time to time by the selling stockholders (the "Selling Stockholders"). See "Selling Stockholders."

         This offering (the "Offering") is not being underwritten. The shares of Common Stock being offered hereunder may be sold by the Selling Stockholders and/or their registered representatives from time to time at prices to be determined at the time of such sales. No minimum purchase is required and no arrangement has been made to have funds received by such Selling Stockholders and/or their registered representatives placed in an escrow, trust or similar account or arrangement, unless the proceeds come from a purchaser residing in a state in which the sale of those securities has not yet been qualified. See "Plan of Distribution."


         The Company's Common Stock and redeemable Class B Warrants (the "Class B Warrants") are traded on the NASDAQ National Market System Stock Market ("NASDAQ") under the symbols "VUPDA" and "VUPDZ," respectively. The shares of Common Stock to be offered for sale pursuant to this Prospectus may be offered for sale on NASDAQ or in privately negotiated transactions. On March 19, 1997, the closing bid price of the Company's Common Stock and Class B Warrants on NASDAQ was $4.75 per share and $1.5625 per Warrant.


         THE SECURITIES OFFERED HEREBY INVOLVE CERTAIN RISKS TO THE PURCHASERS OF SUCH SECURITIES. SEE "RISK FACTORS" BEGINNING ON PAGE 7 OF THIS PROSPECTUS.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                                                              Underwriting              Proceeds to
                                            Price to          Discounts and             Selling
                                            Public(1)         Commissions(2)            Stockholders(2)(3)
Per Share of Common Stock ...               $ 4.8125                -0-                 $ 337,385.12
Total(3) ...................................$ 4.8125                -0-                 $ 337,385.12

(1) Estimated prices solely for the purpose of this Prospectus based on the closing bid and asked prices for the Common Stock of $4.75 and $4.875 as reported on NASDAQ on March 19, 1997.
(2) The Selling Stockholders will be responsible for any commissions for the sale of the shares of Common Stock offered in this Prospectus. The distribution of the shares by the Selling Stockholders may be effected in one or more transactions that may take place on NASDAQ, including ordinary broker's transactions, privately negotiated transactions, or through sales to one or more dealers for the resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Stockholders in connection with such sales.
(3) Offering expenses estimated at $20,000 are payable by the Company pursuant to its agreement with the Selling Stockholders. See "Selling Stockholders."





               THE DATE OF THIS PROSPECTUS IS                , 1997.






                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copies thereof may be obtained, at prescribed rates, at the public reference facilities maintained by the Commission at the Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, 13th Floor, New York, New York 10048, and The Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois
60661-2511. Copies of such material can be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or such information can be retrieved and inspected on the World Wide Web at http://www.sec.gov.

         The Company's Common Stock and Class B Warrants are listed for trading on NASDAQ. Reports and other information concerning the Company can be inspected at the offices of The NASDAQ Stock Market located at 1735 K Street, N.W. Washington, D.C. 20006.

         The Company has filed a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), covering the Common Stock included in this Prospectus. This Prospectus does not contain all the information set forth in or annexed as exhibits to the Registration Statement filed by the Company with the Commission and reference is made to such Registration Statement and the exhibits thereto for the complete text thereof. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed as part thereof, copies of which may be obtained at prescribed rates upon request to the Commission in Washington, D.C. Any statements contained herein concerning the provisions of any documents are not necessarily complete, and, in each instance, such statements are qualified in their entirety by reference to such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission.

         NO DEALER, SALESMAN, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER BY THE SELLING STOCKHOLDERS TO SELL ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL FOR THE SELLING STOCKHOLDERS TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCE, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents, which have been previously filed by the Company with the Commission under the Exchange Act, are incorporated by reference in this Prospectus:

         (1) Annual Report on Form 10-KSB for the fiscal year ended April 30, 1996 ("Fiscal 1996");

         (2) Quarterly Report on Form 10-QSB for the fiscal quarter ended July 31, 1996;

         (3) Quarterly Report on Form 10-QSB for the fiscal quarter ended October 31, 1996;

         (4) Quarterly Report on Form 10-QSB for the fiscal quarter ended January 31, 1997;

         (5)      Current Report on Form 8-K, dated October 22, 1996;

         (6) Current Report on Form 8-K, dated December 17, 1996, as amended by a Current Report on Form 8-K/A, dated March 6, 1997;

         (7)      Current Report on Form 8-K, dated January 15, 1997;

         (8)      Current Report on Form 8-K, dated February 11, 1997;

         (9)      Definitive Proxy Statement, dated November 13, 1996; and

         (10) Description of the Company's Common Stock in the Company's Form 8-A Registration Statement, declared effective on July 20, 1994.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the Offering described herein shall be deemed to be incorporated by reference into this Prospectus from the respective dates those documents are filed.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

         The Company will provide, without charge, to each person who receives this Prospectus, upon the written or oral request of any such person, a copy of any or all of the documents which have been incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference). Requests should be directed in writing to Daniel A. Potter, Chairman and Chief Executive Officer, Video Update, Inc., 3100 World Trade Center, 30 East Seventh Street, St. Paul, Minnesota 55101, or by telephone at (612) 222-0006.

                               RECENT DEVELOPMENTS

         No material changes in the Company's affairs have occurred since the end of Fiscal 1996, which have not been described in a report on an Annual Report on Form 10-KSB, a Quarterly Report on Form 10-QSB or a Current Report on Form 8-K filed by the Company under the Exchange Act.

                                   THE COMPANY

         The following summary does not purport to be complete and is qualified in its entirety by and should be read in conjunction with the more detailed information and financial statements (including the notes thereto) incorporated into this Prospectus. The Company utilizes a fiscal year ending April 30 and each year referred to herein shall be referred to as "fiscal." Investors should carefully consider the information set forth under the heading "Risk Factors."


         The Company owns and operates 303 video specialty stores under the name "Video Update" located in Alaska, Arizona, Illinois, Indiana, Minnesota, Missouri, Nevada, Oregon, Pennsylvania, Texas, Washington, Wisconsin and Canada and franchises 29 additional video specialty stores predominantly in the United States as of March 19, 1997. All of the Company's stores in the United States, and approximately 50% of the Company's Canadian stores, are superstores, which are defined as retail video stores that carry more than 7,500 rental units. The Company believes that, as of the end of its most recent fiscal year, it was the fourth largest video specialty retailer in the United States and the third largest video specialty retailer in Canada based on the number of stores it operates and franchises. Video Update stores in the United States and Canada offer on average approximately 11,300 and 8,000 rental units, respectively, including multiple copies of new and popular releases and video games, in a visually appealing and customer friendly layout.


         The Company franchised its first store in January 1983 and opened its first Company-owned store in September 1989. By July 1994, when the Company completed its initial public offering, the Company had grown to 15 Company-owned stores and 30 franchised stores and had developed a cost-effective superstore format that distinguished the Company from other video retailers by providing it with the flexibility to expand into desirable sites in both small and large markets without compromising profitability or decreasing the number of viable markets into which it could expand. During fiscal 1996, the Company grew rapidly in size from 33 to 204 Company-owned stores. During this period, the Company acquired 136 video stores in 12 transactions and opened 35 new video superstores.

         The Company's management has substantial experience in the video retailing industry. The Company's senior management operations team has worked together for more than ten years. Management's depth of experience in the knowledge of the industry are reflected in both the Company's operating strategy and growth strategy. The key elements of the Company's operating strategy are to: (i) provide an extensive selection of videocassettes tailored to each store's local market, (ii) effectively manage videocassette inventories within stores utilizing the Company's integrated point-of-sale ("POS") system, (iii) aggressively market the Company's stores through couponing, direct mail and other promotions, (iv) concentrate its stores geographically within markets to achieve economies of scale, and (v) maintain consistency of image and operations throughout the Company's network of stores.

         The Company's objective is to become a national presence in the video rental industry. The key elements of the Company's growth strategy are to (i) acquire chains of stores that present an attractive combination of price, profitability and location, (ii) open new superstores utilizing its low-cost format in existing markets and selected new markets, and (iii) franchise superstores, primarily in areas where the Company does not expect to pursue acquisitions or new store development. During fiscal 1997, the Company expects that most of its growth will come from acquisitions and new superstore openings. In addition to acquired stores, the Company expects to open 60 or more new superstores during fiscal 1997.

         The Company believes that the home video industry is highly fragmented. According to published reports by Paul Kagan Associates, Inc., a media analyst unaffiliated with the Company ("Paul Kagan"), there were an estimated 27,400 video specialty stores in the United States in 1994, including approximately 6,100 superstores. According to Video Store Magazine, an industry publication, only nine multiple store businesses operated in excess of 100 stores in 1995. The Company also believes that the retail video industry has experienced a recent trend toward consolidation driven by the recognition by store operators of the competitive advantages that larger organizations enjoy in terms of access to working capital, marketing efficiencies and other economies of scale and the enhanced ability to obtain quality retail locations. The Company believes that attractive acquisition opportunities will continue to arise as the industry consolidates.

         The Company was incorporated in Minnesota in October 1983 and reincorporated in Delaware in March 1994. The Company's executive offices are located at 3100 World Trade Center, 30 East 7th Street, St. Paul, Minnesota 55101, and its telephone number is (612) 222-0006.

         Information contained in this Prospectus Summary contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by the use of forward-looking terminology such as "may," "will," "would," "could," "intend," "plan," "except," "anticipate," "estimate," or "continue" or the negative thereof or other variations thereon or comparable terminology. Please see "Risk Factors" for certain cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements.

                                  RISK FACTORS

         Investors should carefully consider the following matters in connection with an investment in the Class A Common Stock in addition to the other information contained or incorporated by reference in this Prospectus. Information contained or incorporated by reference in this Prospectus contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by the use of forward-looking terminology such as "may," "will," "would," "could," "intend," "plan," "expect," "anticipate," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology. The following matters constitute cautionary statements identifying important factors with respect to such forward- looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements.

UNCERTAIN ABILITY TO ACHIEVE AND MANAGE PLANNED EXPANSION

         The Company's future success and continued growth will depend on its ability to acquire, open and franchise new stores and to operate these stores profitably. The Company grew rapidly during fiscal 1996 from 33 to 204 Company-owned stores. The Company intends to continue its rapid expansion through future acquisitions and expects to open 60 or more new superstores during fiscal 1997. The Company's expansion is dependent on a number of factors, including its ability to hire, train, retain and assimilate competent management and store-level employees, the adequacy of the Company's financial resources and the Company's ability to identify new markets in which it can successfully compete, to locate suitable superstore sites and negotiate acceptable lease terms and to adapt its purchasing, management information and other systems to accommodate expanded operations. In addition, the Company is increasingly entering new markets in which it has no prior operating experience. The Company's expansion is also dependent on the timely fulfillment by landlords and others of their contractual obligations to the Company, the maintenance of construction schedules and the speed at which local zoning and construction permits can be obtained. No assurance can be given that the Company will be able to achieve its planned expansion or that expansion will be profitable. The Company's planned expansion, including growth through acquisitions, will place increasing pressure on the Company's management controls. A failure to manage successfully its planned expansion would adversely affect the Company's business. No assurance can be given that the Company's new stores will achieve sales and profitability comparable to the Company's existing stores. If the Company achieves its plans for growth, no Company executive, other than Mr. Christopher Gondeck, its Chief Financial Officer, will have had significant experience operating a company as large, in terms of stores or annual sales, as the Company.

RISKS ASSOCIATED WITH ACQUISITIONS

         General. The Company's growth strategy includes acquisitions. During fiscal 1996, the Company acquired, in 12 transactions, 136 video rental stores in Alaska, Arizona, Indiana, Minnesota, Nevada, Washington and Canada. No assurance can be given that the Company will successfully identify suitable acquisition candidates, complete acquisitions, integrate acquired operations into its existing operations or expand into new markets. No assurance can be given that recent acquisitions or future acquisitions will not have a material adverse effect upon the Company's operating results, particularly in the fiscal quarters immediately following the consummation of such transactions, while the operations of the acquired businesses are being integrated into the Company's operations. Once integrated, acquired operations may not achieve levels of revenues or profitability comparable to those achieved by the Company's existing operations, or otherwise perform as expected.

         Limited Knowledge and Operating History. Notwithstanding its own due diligence investigation, management has, and will have, limited knowledge about the specific operating history, trends and customer buying patterns of the video specialty stores acquired in its recent acquisitions or future acquisitions. Consequently, no assurance can be given that the Company will be able to make future acquisitions at favorable prices, that acquired stores will perform as well as they had performed historically or that the Company will have sufficient information to analyze accurately the markets in which it elects to make acquisitions. Failure to pay reasonable prices for acquisitions or to acquire profitable video specialty stores could have a material adverse effect on the Company's financial condition and results of operations.

         Integration. Although the Company endeavors to integrate and assimilate the operations of acquired stores in an effective and timely manner, no assurance can be given that the Company will be successful in such integration attempts or that the Company will be able to hire, train, retain and assimilate selected individuals employed at acquired stores. Further, no assurance can be given that the Company will successfully integrate its recent acquisitions or any other future acquired businesses into the Company's purchasing, marketing and management information systems.

         Competition for Acquisitions. Certain of the Company's larger, better capitalized competitors may seek to acquire some of the same video specialty stores that the Company seeks to acquire. Such competition for acquisitions would likely increase acquisition prices and related costs and result in fewer attractive acquisition opportunities, which could have a material adverse effect on the Company's growth.


         Significant Future Charges to Earnings Arising from Amortization of Goodwill. At January 31, 1997, the Company had $29,941,000 of goodwill on its balance sheet that resulted primarily from the acquisition of video rental stores, which will be amortized over 20 years. The Company expects that its operating results for future quarters over the next 20 years will reflect quarterly, non-cash charges of approximately $437,000 for amortization of goodwill from these acquisitions. The Company also anticipates that future acquisitions will involve the recording of a significant amount of goodwill on its balance sheet, which will be amortized over varying periods of time of up to 20 years.

         Misrepresentations and Breaches by Sellers. In completing acquisitions, the Company relies upon certain representations, warranties and indemnities made by the sellers with respect to each acquisition, as well as its own due diligence investigation. No assurance can be given that representations and warranties in any purchase agreement are true and correct or that the Company's due diligence uncovers all materially adverse facts relating to the operations and financial condition of acquired businesses. To the extent that the Company is required to pay for obligations of acquired businesses, or if material misrepresentations exist, the Company's operating results could be materially adversely affected.


         Deficiency Payments. In connection with three acquisitions in which the Company has issued an aggregate of 594,506 shares of Class A Common Stock to sellers, the Company may be obligated to make deficiency payments (the "Deficiency Payments") to such sellers, of which payments that may be due with respect to 239,163 shares may be paid in shares of Class A Common Stock (the "Deficiency Shares") at the option of the Company. In one acquisition, the Deficiency Payment is expected to be equal to the number of issued shares of 315,343 multiplied by the difference between the guaranteed price for each share of Class A Common Stock of $7.00 on certain dates beginning in October 1997, and the average market price on such dates, if such average market price is less than the guaranteed price. In another acquisition, the Deficiency Payment is to be calculated based on the difference between the guaranteed price of $12.00 per share and the actual price received per share (in the aggregate) for the 239,163 shares in bona fide, arm's length transactions by the seller during the six month period from March 1996 to September 1996. (The Company is currently disputing the calculation of and timing for Deficiency Payments claimed to be due by holders of the 239,163 shares.) In a third acquisition, the Deficiency Payment is to be calculated based on the number of issued shares of 40,000 multiplied by the difference on certain dates between the guaranteed price for each share of (i) $10.00 with respect to one-half of such shares, and (ii) $15.00 with respect to the other half, and the average market price on such dates, if the average market price is less than the guaranteed price. Based on the closing sale price of the Class A Common Stock of $4.75 on March 19, 1997, the aggregate additional Deficiency Payments that the Company would be liable for is approximately $2,240,000. To the extent any Deficiency Payments are required, the Company's cash flow, depending on whether the deficiency is satisfied by a cash payment or issuance of shares, could be materially adversely affected.


COMPETITION

         The video rental business is highly competitive. The Company competes with other video retail stores, including other superstores, and with supermarkets, pharmacies, convenience stores, bookstores, mass merchants, mail order operations, vending machines and other retailers, as well as with noncommercial sources such as libraries. Some of the Company's competitors have significantly greater financial and marketing resources, market share, and name recognition than the Company. Many of the Company-owned and franchised stores compete with stores operated by the Blockbuster Entertainment division of Viacom, Inc. ("Blockbuster"), some of which are in very close proximity, which could have an adverse impact on the Company's results of operations. The Company's franchise operations also compete with numerous franchise operations in many industries that have significantly greater financial and human resources and more experience in selling franchises than does the Company. Potential franchisees may believe that these franchisors may offer potential franchisees greater opportunities for success than the Company.

POSSIBLE ADVERSE EFFECT OF NEW TECHNOLOGIES ON THE VIDEO RENTAL BUSINESS

         The Company also currently competes with pay-per-view cable television systems. Recently developed digital compression technology combined with fiber optics and other technology will eventually permit cable companies, direct broadcast satellite companies and other telecommunications companies to transmit a much greater selection of movies to homes at scheduled intervals throughout the day. Ultimately, these technologies could lead to the availability of movies to the consumer on demand. Certain cable and other telecommunications companies have tested and are continuing to test movie-on-demand services in some markets. Technological advances could have a material adverse effect on the business of the Company.

CHANGES IN STUDIO DISTRIBUTION AND PRICING

         Changes in the manner in which movies are marketed by the studios that produce them, primarily related to an earlier release of movie titles to alternative distribution channels, could substantially decrease the demand for video rentals, which could have a material adverse effect on the Company's financial condition and results of operations. In addition, changes in the movie studios' wholesale pricing structure for videos could result in a competitive disadvantage for all video specialty stores, including those of the Company.

FINANCING GROWTH

         Future expansion through acquisitions or new superstore openings will require significant capital. To date, the Company has financed acquisitions and superstore openings with cash from operations, the proceeds of prior equity and debt offerings, borrowings under bank facilities, trade credit and equipment leases. The Company currently intends to finance future acquisitions and new superstore openings from the net proceeds of the sale or issuance of debt or equity securities, with cash from operations, and from borrowings under credit facilities. If such sources do not provide sufficient funds, the Company will be unable to pursue its growth strategy, which would have a material adverse effect on the Company's ability to increase its revenues and net income.

SEASONALITY AND OTHER FACTORS

         The Company's business is somewhat seasonal, with revenues in April, May, September and October generally lower than in other months of the year. Future operating results may be affected by many factors, including variations in the number and timing of store openings and acquisitions, weather (particularly on weekends and holidays), the public acceptance of new release titles available for rental, competition, marketing programs, special or unusual events and other factors that may affect retailers in general. Also, any concentration of new superstore openings and the related pre-opening costs in any particular fiscal quarter could have a material adverse effect on the Company's operating results for that quarter.

RISKS ASSOCIATED WITH FRANCHISE OPERATIONS

         Since its inception, the Company has sold franchises and generated revenue from franchise fees, royalties and sales of initial inventory to franchisees. No assurance can be given that the Company can continue to market and sell its franchises, or operate its franchise program at profitable levels. In addition, no assurance can be given that all franchisees will operate their superstores in accordance with the Company's operating guidelines and in compliance with all material provisions of the franchise agreement. Additionally, the Company is subject to the Federal Trade Commission's Trade Regulation Rule entitled "Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures" and state laws and regulations that govern the offer and sale of franchises. If the Company is unable to comply with applicable federal and state franchise sales laws or the regulations of any state that regulates the offer and sales of franchises, the Company will be unable to offer and sell franchises. No assurance can be given that the Company's franchising program will not be adversely affected by its failure to register or file in certain states.

DEPENDENCE ON KEY PERSONNEL

         The Company's future success depends to a significant extent on the continued contributions of Daniel A. Potter, the Company's Chairman and Chief Executive Officer, and John M. Bedard, the Company's President. The loss of the services of either of these officers could have a material adverse effect on the Company. The Company's continued growth and profitability also depends on its ability to attract, motivate, and retain other management personnel, including qualified store managers. No assurance can be given that the Company will be successful in attracting, motivating and retaining such personnel. The Company has no employment agreements with its officers or key personnel other than with Messrs. Potter and Bedard.

CHARGE TO INCOME IN THE EVENT OF RELEASE OF ESCROW SHARES

         The 1,300,000 shares (the "Escrow Shares') of the Company's Class B Common Stock, $.01 par value per share (the "Class B Common Stock"), placed into escrow by Messrs. Potter, Bedard and Howard in connection with the Company's initial public offering will be released upon the achievement by the Company of certain earnings goals or if the Class A Common Stock reaches certain price goals. The Securities and Exchange Commission (the "Commission") has adopted a position with respect to arrangements such as the escrow arrangement above. This position provides that in the event any shares are released from escrow to the stockholders of the Company who are officers, directors, consultants or employees of the Company, a non-cash compensation expense will be recorded for financial reporting purposes. Therefore, if the Company attains any of the earnings thresholds or the Company's Class A Common Stock meets certain minimum bid prices required for the release of the Escrow Shares, the release will require the Company to recognize additional compensation expense. Accordingly, the Company will, in the event of the release of the Escrow

Shares, recognize during the period in which the earnings thresholds are met or such minimum bid prices obtained, what could be a substantial non-cash charge that would have the effect of substantially reducing or eliminating earnings, if any, at such time. Although the amount of compensation expense recognized by the Company will not affect the Company's total stockholders' equity or cash flow, it may have a depressive effect on the market price of the Company's securities.

CONTROL BY PRINCIPAL STOCKHOLDERS

         The Company's founders, Daniel A. Potter and John M. Bedard, beneficially own or control 420,000 shares of Class A Common Stock and 1,964,876 shares of Class B Common Stock representing approximately 12% of the Company's outstanding capital stock and approximately 36% of the total voting power. The Class A Common Stock and Class B Common Stock are essentially identical, except the Class B Common Stock has five votes per share and the Class A Common Stock has one vote per share on all matters upon which stockholders can vote. As a result, Messrs. Potter and Bedard are able to substantially influence all matters requiring approval by the stockholders of the Company, including the election of directors. Furthermore, the disproportionate vote afforded to the Class B Common Stock could impede or prevent a change of control of the Company. As a result, potential acquirors may be discouraged from seeking to acquire control of the Company through the purchase of Class A Common Stock, which could have a depressive effect on the price of the Class A Common Stock.

POSSIBLE DEPRESSIVE EFFECT ON PRICE OF SECURITIES OF FUTURE SALES OF COMMON STOCK AND EXERCISE OF WARRANTS; ISSUANCE OF ADDITIONAL SHARES


         The Company has outstanding 18,120,341 shares of Class A Common Stock and 2,000,000 shares of Class B Common Stock (including the Escrow Shares). All but 156,606 of the 18,120,341 shares of Class A Common Stock currently outstanding are freely tradeable without restriction under the Securities Act, unless acquired by "affiliates" of the Company as that term is defined in the Securities Act. In addition, all of the shares of Class A Common Stock issued upon exercise of the following convertible securities will be freely tradeable without restriction under the Securities Act upon such exercise, unless acquired by affiliates of the Company: (i) 8,504,825 shares of Class A Common Stock issuable upon exercise of outstanding Class B Warrants, (ii) 117,500 shares of Class A Common Stock issuable upon exercise of the Unit Purchase Option issued to D.H. Blair Investment Banking Corp. ("Blair") in connection with its services as underwriter of the Company's initial pubic offering (the "Initial Option"),
(iii) 230,550 shares of Class A Common Stock issuable upon exercise of the Unit Purchase Option issued to Blair in connection with its services as underwriter of the Company's subsequent public offering (the "Subsequent Option") (collectively, the Initial Option and the Subsequent Option are referred to as the "Blair Options"), (iv) 348,050 shares of Class A Common Stock issuable upon exercise of the Class A Warrants underlying the Blair Options, (v) 696,100 shares of Class A Common Stock issuable upon exercise of the Class B Warrants underlying the Blair Options, and (vi) 1,441,150 shares of Class A Common Stock issuable upon exercise of the options issued under the 1994 Stock Option Plan (the "1994 Plan"), the 1995 Stock Option Plan (the "1995 Plan"), the 1996 Stock Option Plan (the "1996 Plan") and the 1994

Formula Stock Option Plan (the "Formula Plan") (collectively the 1994, 1995, 1996 and Formula Plans are referred to as the "Plans"). The Company has authorized 60,000,000 shares of Class A Common Stock, of which the Company's Board of Directors has the authority, without action or vote of the stockholders, to issue all or part of any authorized but unissued shares of Class A Common Stock. Any such issuance will dilute the percentage ownership interest of stockholders and may further dilute the book value of the Class A Common Stock.


         The sale, or availability for sale, of substantial amounts of Class A Common Stock in the public market could adversely affect the prevailing market prices of the Company's securities and could impair the Company's ability to raise additional capital through the sale of its equity securities. In addition, the existence of the Blair Options, Class B Warrants, and other options that have been or which may be issued under the Plans may hinder future financing by the Company, and exercise of these securities may further dilute the interest of the persons purchasing Class A Common Stock. Further, the holders of such options may exercise them at a time when the Company would otherwise be able to obtain additional equity capital on terms more favorable to the Company.

UNCLASSIFIED BALANCE SHEET

         The Company uses an unclassified balance sheet in its financial statements, and as a result, does not classify its assets or liabilities as current or noncurrent. If the Company were to use a classified balance sheet, a portion of videocassette rental inventories could be classified as noncurrent because they are not assets that are reasonably expected to be completely realized in cash or sold within one year. The acquisition cost of these inventories, however, would be reflected in current liabilities.

NO DIVIDENDS

         The Company has not paid any dividends to its stockholders since its inception and does not plan to pay dividends in the foreseeable future. In addition, the terms of a loan agreement relating to the Company's bank debt prohibit the payment of dividends without the lender's prior written consent. The Company intends to reinvest earnings, if any, in the development and expansion of its business.

LIMITATION ON OFFICERS' AND DIRECTORS' LIABILITIES

         Pursuant to the Company's Restated Certificate of Incorporation, as authorized under applicable Delaware law, directors of the Company are not liable for monetary damages for breach of fiduciary duty, except in connection with a breach of the duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law or for any transaction in which a director has derived an improper personal benefit. In addition, the Company's Bylaws, as amended, provide that the Company must indemnify its officers and directors to the fullest extent permitted by Delaware law for all expenses, fines and judgements (including reasonable attorneys' fees) incurred in the defense or settlement of any actions against such persons in connection with their having served as officers or directors of the Company. See "Indemnification."

ANTITAKEOVER EFFECTS; DELAWARE LAW AND CERTAIN CHARTER AND BYLAW PROVISIONS; PREFERRED STOCK

         The Company's Restated Certificate of Incorporation and Bylaws, as amended, as well as Delaware corporate law, contain certain provisions that could have the effect of delaying, deferring or preventing a change in control of the Company and could adversely affect the prevailing market price of the Class A Common Stock. Certain of such provisions impose various procedural and other requirements that could make it more difficult for stockholders to effect certain corporate actions. Other provisions allow the Company to issue, without stockholder approval, preferred stock having rights senior to those of the Class A Common Stock. The Company is authorized to issue up to 5,000,000 shares of Preferred Stock, $.01 par value per share (the "Preferred Stock"), none of which is currently outstanding. The Preferred Stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion and redemption rights and sinking fund provisions. The issuance of any Preferred Stock could adversely affect the rights of the holders of Class A Common Stock, and therefore reduce the value of the Class A Common Stock. In particular, specific rights granted to future holders of Preferred Stock could be used to restrict the Company's ability to merge with or sell its assets to a third party, thereby preserving control of the Company by its then owners.

                                 USE OF PROCEEDS

         The Company will not receive any part of the proceeds of any sale or transactions made by the Selling Stockholders.

                              SELLING STOCKHOLDERS


         The following table sets forth, as of March 19, 1997, the number of shares beneficially owned prior to the Offering, the number of shares of Common Stock offered hereby, and the number of shares beneficially owned after the Offering (assuming sale of all shares of Common Stock being offered hereby) by the Selling Stockholders.


                                                              Common
                                                              Stock                           Common Stock
                                                              Beneficially      Common      Beneficially
                                                              Owned             Stock         Owned After
                                                              Prior to          Being         Completion of
Selling Stockholders                                          Offering          Offered         Offering
B&R Investment, Inc. (1)                                           15,606          7,553             8,053
Gary and Linda Balfe (1)(2)                                        15,607          7,553             8,054
Glenn and Deborah Bedard (3)                                       15,000         15,000                 0
Michael Talerico (4)                                               40,000         40,000                 0


(1) The Company acquired substantially all of the assets of B&R Investment, Inc. ("B&R") on October 7, 1995.

(2)      Mr. and Mrs. Balfe are the principal stockholders of B&R.

(3)      Mr.  and  Mrs.   Bedard  are  the  principal   stockholders  of  Bedard
         Entertainment, Inc. ("BEI"). The Company acquired substantially all of the assets of BEI on January 4, 1996.

(4) Mr. Talerico was one of the principal stockholders of Talerico Enterprises, Inc. ("TEI"). The Company acquired substantially all of the assets of TEI on October 6, 1995.

         The shares of Common Stock are being registered to permit public secondary trading of the shares from time to time by the Selling Stockholders. The Selling Stockholders were issued the shares being offered hereby from the Company as a result of certain acquisitions completed by the Company. Such securities are being registered pursuant to the terms of the acquisition agreements at the expense of the Company, exclusive of fees and expenses of the Selling Stockholders' attorneys or other representatives and selling or brokerage commissions, if any, as the result of the sale of such securities.

         The Selling Stockholders are not restricted as to the price or prices at which they may sell their securities and sales of such securities at less than the market price may depress the market price of the Company's Common Stock and Class B Warrants. It is anticipated that the sale of the securities being offered hereby when made, will be made through customary channels either through broker-dealers acting as agents or brokers for the seller, or through broker-dealers acting as principals, who may then resell the shares in the over-the-counter market, or at private sales in the over-the-counter market or otherwise, at negotiated prices related to prevailing market prices at the time of the sales, or by a combination of such methods. Thus, the period for sale of such securities by the Selling Stockholders may occur over an extended period of time.

                              PLAN OF DISTRIBUTION

         The shares of Common Stock covered hereby may be offered and sold from time to time by the Selling Stockholders listed above. The Selling Stockholders will act independently of the Company in making decisions with respect to the timing, market, or otherwise at prices related to the then current market price or in negotiated transactions.

         The shares of Common Stock may be sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest. The shares of Common Stock covered by this Prospectus may be sold by the Selling Stockholders in one or more transactions on NASDAQ, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares of Common Stock may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares of Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. Thus, the period of distribution of such shares of Common Stock may occur over an extended period of time. The Company is paying all of the other expenses of registering the securities offered hereby under the Securities Act estimated to be $20,000 for filing, legal, accounting and miscellaneous fees and expenses, and has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act. In effecting sales, broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Stockholders in connection with such sales. The Company will not receive any proceeds from any sales of the Common Stock by the Selling Stockholders.

         In offering the securities, the Selling Stockholders and any broker-dealers and any other participating broker-dealers who execute sales for the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any profits realized by the Selling Stockholders and the compensation of such broker-dealer may be deemed to be underwriting discounts and commissions. In addition, any shares covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

         The Company has advised the Selling Stockholders that during such time as they may be engaged in a distribution of Securities included herein they are required to comply with Rules 10b-6 and 10b-7 under the Exchange Act (as those Rules are described in more detail below) and, in connection therewith, that they may not engage in any stabilization activity, except as permitted under the Exchange Act, are required to furnish each broker-dealer through which Common Stock included herein may be offered copies of this Prospectus, and may not bid for or purchase any securities of the Company or attempt to induce any person to purchase any securities except as permitted under the Exchange Act.

         Rule 10b-6 under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Rule 10b-7 governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.

                                 TRANSFER AGENT

         The transfer agent for the Company's Common Stock and Warrants is American Stock Transfer & Trust Company of 40 Wall Street, New York, New York 10005.

                                  LEGAL MATTERS

         Certain legal matters relating to the Common Stock offered hereby will be passed upon for the Company by O'Connor, Broude & Aronson, 950 Winter Street, Waltham, Massachusetts 02154. Certain attorneys in the firm of O'Connor, Broude & Aronson hold options to purchase an aggregate of 60,000 shares of the Company's Common Stock.

                                     EXPERTS

         The consolidated financial statements of the Company appearing in the Company's Annual Report on Form 10-KSB for the year ended April 30, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                 INDEMNIFICATION

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         Delaware General Corporation Law, Section 102(b)(7), enables a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders to eliminate or limit personal liability of members of its Board of Directors for violations of a director's fiduciary duty of care. However, the elimination or limitation shall not apply where there has been a breach of the duty of loyalty, failure to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which is deemed illegal or obtaining an improper personal benefit. The Company's Restated Certificate of Incorporation includes the following language:

                  To the maximum extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware, a director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit.

         Delaware General Corporation Law, Section 145, permits a corporation organized under Delaware law to indemnify directors and officers with respect to any matter in which the director or officer acted in good faith and in a manner he reasonably believed to be not opposed to the best interests of the Company, and, with respect to any criminal action, had reasonable cause to believe his conduct was lawful. The Bylaws of the Company, as amended, include the following provision:

                  Reference is made to Section 145 and any other relevant provisions of the General Corporation Law of the State of Delaware. Particular reference is made to the class of persons, hereinafter called "Indemnitees," who may be indemnified by a Delaware corporation pursuant to the provisions of such Section 145, namely, any person, or the heirs, executors, or administrators of such person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. The Corporation shall, and is hereby obligated to, indemnify the Indemnitees, and each of them, in each and every situation where the Corporation is obligated to make such indemnification pursuant to the aforesaid statutory provisions. The Corporation shall indemnify the Indemnitees, and each of them, in each and every situation where, under the aforesaid statutory provisions, the Corporation is not obligated, but is nevertheless permitted or empowered, to make such indemnification, it being understood that, before making such indemnification, with respect to any situation covered under this sentence, (i) the Corporation shall promptly make or cause to be made, by any of the methods referred to in Subsection (d) of such Section 145, a determination as to whether each Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful, and (ii) that no such indemnification shall be made unless it is determined that such Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER A SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE CIRCUMSTANCES OF THE COMPANY OR THE FACTS HEREIN SET FORTH SINCE THE DATE HEREOF.




                                TABLE OF CONTENTS
                                                                PAGE

Available Information .........................................   2
Incorporation of Certain Information
 by Reference .................................................   3
Recent Developments ...........................................   4
The Company ...................................................   5
Risk Factors ..................................................   7
Use of Proceeds ...............................................  15
Selling Stockholders ..........................................  15
Plan of Distribution ..........................................  16
Transfer Agent ................................................  17
Legal Matters .................................................  17
Experts .......................................................  17
Indemnification ...............................................  18



















                                  70,106 SHARES
                            OF CLASS A COMMON STOCK,
                            $.01 PAR VALUE PER SHARE





                               VIDEO UPDATE, INC.








                                   PROSPECTUS

















                                           , 1997





















                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following is an itemization of all expenses (subject to future contingencies) incurred or expected to be incurred by the Company in connection with the issuance and distribution of the securities being offered hereby other than underwriting discounts and commissions (items marked with an asterisk (*) represent estimated expenses):

                  Registration Fee (SEC).................    $       98.92
                  Registration Fee (NASD)................    $      532.64
                  Transfer Agent's Fees*.................    $      500.00
                  Printing Costs*........................    $    1,000.00
                  Legal Fees*............................    $   12,000.00
                  Accounting Fees*.......................    $    5,000.00
                  Miscellaneous*.........................    $      868.44
                                                              ------------

                           TOTAL*                            $   20,000.00
                                                              ============

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

         See "Indemnification" contained in Part I hereof, which is incorporated herein by reference.


ITEM 16.   EXHIBITS

         (a) The following is a list of exhibits filed herewith as part of this Registration Statement:

    Exhibit
      No.                                                Title


       5* Opinion letter of O'Connor, Broude & Aronson as to legality of shares being registered.

     23a              Consent of Ernst & Young LLP.

     23b* Consent of O'Connor, Broude & Aronson (contained in Opinion filed as Exhibit 5).

   ---------------------

    * - Previously filed with the Commission on February 21, 1997.

         (b) The following exhibit was filed as part of the Company's Current Report on Form 8-K filed with the Commission on January 10, 1997, and is incorporated herein by reference:

         Exhibit
            No.                       Title

            3              Restated Certificate of Incorporation.

         (c) The following exhibit was filed as part of the Company's Current Report on Form 8-K filed with the Commission on March 14, 1996, and is incorporated herein by reference:

          Exhibit
             No.                      Title

             3             Bylaws, as amended.

          (d) The following exhibits were filed as part of the Company's Form SB-2 Registration Statement (No. 33-89018) declared effective by the Commission on April 7, 1995, and are incorporated herein by reference:

          Exhibit
             No.                      Title

             4a            Form of Unit Purchase Option.

             10c Form of Amendment to Warrant Agreement dated July 20, 1994 between the Company, American Stock Transfer & Trust Company and D.H. Blair Investment Banking Corp.

          (e) The following  exhibits  were filed as part of the Company's  Form
SB-2  Registration   Statement  (No.   33-79292-C)  declared  effective  by  the
Commission on July 20, 1994, and are incorporated herein by reference:

          Exhibit
             No.                      Title

             4a            Specimen Class A Common Stock Certificate.

             4b            Specimen Class B Common Stock Certificate.

             4c Form of Warrant Agreement, including Form of Class A and Class B Warrant Certificates.

          Exhibit
             No.                      Title

             4d Form of Unit Purchase Option of D.H. Blair Investment Banking Corp.

             4e Form of Escrow Agreement between certain Stockholders of the Company, the Company and American Stock Transfer & Trust Company.

         ITEM 17.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

                  (2) For the purpose of determining any liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time as the initial bona fide offering.

                  (3)  To  file  a  post-effective   amendment  to  remove  from
registration any of the securities that remain unsold at the end of the Offering.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer, or controlling person of Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on March 20, 1997.

                                                   VIDEO UPDATE, INC.


                                                   By:/s/ Daniel A. Potter
                                                      ------------------------
                                                      Daniel A. Potter
                                                      Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-Effective Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name                                                 Capacity                           Date
----                                                 --------                           ----
/s/ Daniel A. Potter                                 Chairman of the Board,             March 20, 1997
---------------------------------                    and Chief Executive Officer
Daniel A. Potter                                     principal executive
                                                     officer)

/s/ John M. Bedard                                   President and Director             March 20, 1997
-------------------------------
John M. Bedard

/s/ Daniel C. Howard                                 Chief Operations Officer           March 20, 1997
------------------------------                       and Director
Daniel C. Howard

/s/ Christopher J. Gondeck                           Chief Financial Officer            March 20, 1997
------------------------------                       (principal financial and
Christopher J. Gondeck                               accounting officer)

/s/ Paul M. Kelnberger                               Director                           March 20, 1997
-----------------------------
Paul M. Kelnberger

/s/ Jana Webster Vaughn                              Director                           March 20, 1997
-------------------------
Jana Webster Vaughn

/s/ Robert E. Yager                                  Director                           March 20, 1997
-----------------------------
Robert E. Yager

                                  EXHIBIT INDEX






Exhibit
  No.                               Title

   5*             Opinion letter of O'Connor, Broude &
                  Aronson as to legality of shares being
                  registered.

 23a              Consent of Ernst & Young LLP.

 23b*             Consent of O'Connor, Broude & Aronson
                  (contained in Opinion filed as Exhibit 5).

---------------------

    * - Previously filed with the Commission on February 21, 1997.